SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 7, 2007

Date of Report (Date of earliest event reported)

of

GB&T Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-24203	58-2400756
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 Jesse Jewell Parkway, S.E.

Gainesville, Georgia 30501

(Address of Principal Executive Offices)

(770) 532-1212

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  On March 7, 2007, GB&T Bancshares, Inc. (the “Company”) entered into an Employment Agreement with Richard A. Hunt, the Company’s President and Chief Executive Officer.  The Employment Agreement becomes effective only upon a Change in Control of the Company, and continues for a term of three years thereafter.  During the term of the Employment Agreement, Mr. Hunt would be entitled to receive, among other benefits, an annual salary equal to at least the average of the base compensation (base salary and incentive bonus) paid to Mr. Hunt by the Company for the three calendar years preceding the Change in Control.  If the Employment Agreement is terminated by the Company other than for cause, the Company would be required to pay Mr. Hunt a sum equal to the base salary he would otherwise be entitled to receive for the remaining term of the Employment Agreement, not to exceed $1,885,000.  If Mr. Hunt terminates the Employment Agreement within 90 days of a Change in Control, then he is entitled to payment of the base salary he would otherwise be entitled to receive for the remaining term of the Employment Agreement, subject to the above maximum.

On March 7, 2007, the Company entered into an Employment Agreement with Gregory L. Hamby, the Company’s Executive Vice President and Chief Financial Officer.  The Employment Agreement with Mr. Hamby has substantially the same terms and conditions as the Company’s Employment Agreement with Mr. Hunt, except that Mr. Hamby’s agreement is effective for two years after a Change of Control of the Company, and upon termination of the Agreement his payout is not to exceed $850,000.

A “Change in Control” of the Company is defined in each Employment Agreement to include, with certain exceptions:

•                                          the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership by any person, entity or group (other than members of the Board of Directors of the Company serving as of March 7, 2007) or other persons or entities acting in concert, of at least 50% of the outstanding shares of common stock; or

•                                          the closing of the sale of all or substantially all of the assets of the Company.

For additional details, see the agreements with Mr. Hunt and Mr. Hamby, which are attached as Exhibits 10.1 and 10.2 to the GB&T Bancshares, Inc. Annual Report on Form 10-K filed March 16, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T Bancshares, Inc.
(Registrant)

Date: April 2, 2007	By:	/s/ Gregory L. Hamby
Name: Gregory L. Hamby
Title: EVP & CFO